Exhibit 99.1

ECD AUTO DESIGN EXPECTS ORGANIC REVENUE GROWTH OF

OVER 50% IN 2024 WITH CONTINUED GAAP PROFITABILITY

ECD’s Core Land Rover Production Line is 100% Sold Out for 2024. Our combined production with the New E-Type Jaguar, and New Model on the South Line is Sold to Over 80% of 2024 Production

Kissimmee, FL – January 11, 2024 – ECD Automotive Design Inc. (“ECD” or the “Company”) (NASDAQ ECDA), an industry leader in delivering restored, modified and electrified Land Rover Defenders, Jaguars, and other classic and collectible automobiles, today provided its financial outlook for 2024.

●	Expected 2024 revenue of $33 million, representing more than 50% organic growth over anticipated 2023 revenue of $22 million

●	Expected 2024 gross margins of at least 38%, up from anticipated 2023 gross margins of approximately 35%, as a result of the continued trend toward customization and the introduction of the Jaguar E-Type

●	Expected continued profitability on a GAAP basis for fiscal year 2024, and generation of positive cash from operations

“We had a strong finish to 2023 and enter 2024 from a position of strength and with accelerating momentum,” commented Scott Wallace, ECD’s co-founder and Chief Executive Officer. “Our core Defender North production line is sold out for 2024, and when combined with our new E-Type and yet-to-be-announced new model product on the South production line, ECD has already sold over 80% of its total 2024 production capacity. We are realizing growing demand for our trucks and sports cars with incremental contribution from new lines of business we plan to launch this quarter. Simultaneously, we are working to add an additional manufacturing line to our Rover Dome facility in Kissimmee, Florida, leveraging our existing resources and positioning ourselves for sustained growth well into the future.”

Wallace concluded, “We have big plans to lead the emerging restomod industry. We are pursuing incremental growth opportunities to add new vehicle models to our line-up, and with a public listing, strategically exploring accretive consolidation opportunities within the highly fragmented ecosystem that surrounds the luxury classic auto market. This strategy will be executed using the same return on invested capital framework that has been the key to our success since inception 10 years ago.”

About ECD Auto Design

ECD is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rovers Defenders, Land Rover Series IIA, the Range Rover Classic and the Jaguar E-Type. Each vehicle produced by ECD is fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads” whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 80 talented craftsmen and technicians, who hold a combined 61 ASE and five master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication and on the current expectations of ECD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ECD. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ECD do not presently know, or that ECD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ECD’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of ECD described in the joint preliminary proxy statement and a preliminary prospectus contained in the Form S-4 registration statement that ECD filed with the SEC, including those under “Risk Factors” therein. ECD anticipates that subsequent events and developments will cause its assessments to change. However, while ECD may elect to update these forward-looking statements at some point in the future, ECD specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing ECD’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

ECD Automotive Design

Scott Wallace, Chairman and CEO

investorrelations@ecdautodesign.com

FNK IR

Rob Fink or Matt Chesler, CFA

ecda@fnkir.com

646-809-4048 / 646-809-2183